SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Rick’s Cabaret International, Inc.

(Name of Registrant as Specified in Its Charter)

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RICK’S CABARET INTERNATIONAL, INC.

10959 CUTTEN ROAD

HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, AUGUST 6, 2014

The Annual Meeting of Stockholders (the “Annual Meeting”) of Rick’s Cabaret International, Inc. (“we,” “us” and the “Company”) will be held at 15000 Airport Freeway, Fort Worth, Texas 76155 (at Rick’s DFW), on Wednesday, August 6, 2014 at 10:00 AM (Central Time) for the following purposes:

(1)	To elect six (6) directors;
(2)	To amend the certificate of formation to change the name of the Company to RCI Hospitality Holdings, Inc.;
(3)	To ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014;
(4)	To approve a non-binding advisory resolution on executive compensation; and
(5)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on June 11, 2014, will be entitled to vote at the Annual Meeting or any adjournment thereof.  You are cordially invited to attend the Annual Meeting.

We have elected to furnish proxy materials and our Fiscal 2013 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which should allow us to reduce costs. On or about June 27, 2014, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about June 27, 2014. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail.  The Proxy Statement, Annual Report to security holders for the year ended September 30, 2013, proxy card and President’s letter are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

JUNE 27, 2014

HOUSTON, TEXAS

RICK’S CABARET INTERNATIONAL, INC.

10959 CUTTEN ROAD

HOUSTON, TEXAS 77066

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 6, 2014

This proxy statement (the “Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Rick’s Cabaret International, Inc., a Texas corporation (“we,” “us” and the “Company”), for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 15000 Airport Freeway, Fort Worth, Texas 76155 (at Rick’s DFW), on Wednesday, August 6, 2014 at 10:00 AM (Central Time), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We have elected to furnish proxy materials and our Fiscal 2013 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs.  On or about June 27, 2014, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about June 27, 2014.  The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail.  The Proxy Statement, Annual Report to security holders for the year ended September 30, 2013, proxy card and President’s letter are available at www.proxyvote.com.  The cost of solicitation of proxies is being borne by us.

The close of business on June 11, 2014 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of June 11, 2014, we had 10,037,057 shares of common stock, par value $0.01 per share, issued and outstanding.  The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.  A plurality of the shares voted in person or represented by proxy at the Annual Meeting will elect as Directors the nominees named in Proposal Number 1.  Stockholders may not cumulate their votes for the election of Directors.  The affirmative vote of a majority of the shares of common stock entitled to vote at the Annual Meeting is required to approve the amendment to our certificate of formation to change our name (see Proposal Number 2). The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (see Proposal Number 3). The affirmative vote of a majority of the total votes present in person or by proxy is required to approve the non-binding advisory resolution on executive compensation (see Proposal Number 4). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR the approval of the amendment to the certificate of formation to change the company’s name (iii) FOR THE RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013 and (iv) FOR APPROVAL OF THE non-binding advisory resolution on executive compensation.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of directors (see Proposal Number 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. A broker is also not to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (see Proposal Number 4). With respect to the approval of the amendment to our certificate of formation to change our name (see Proposal 2) and the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (see Proposal Number 3), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by execution and submission of a revised proxy, (ii) by written notice to our Secretary, or (iii) by voting in person at the Annual Meeting.

PROPOSAL 1
TO ELECT SIX (6) DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the “Proxies”) and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Each duly elected Director will hold office until his successor shall have been elected and qualified.  Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  All of the nominees presently serve as Directors.

Eric S. Langan, age 45, has been a Director since 1998 and our President since March 1999. He has been involved in the adult entertainment business since 1989. From January 1997 through the present, he has held the position of President of XTC Cabaret, Inc. From November 1992 until January 1997, Mr. Langan was the President of Bathing Beauties, Inc. Since 1989, Mr. Langan has exercised managerial control over more than a dozen adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Robert L. Watters, age 63, is our founder and has been our Director since inception. Mr. Watters was our President and our Chief Executive Officer from 1991 until March 1999. Since 1999, Mr. Watters has owned and operated Rick’s Cabaret, an adult entertainment club in New Orleans, Louisiana, which licenses our name. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult club located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the club that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in our full-time management. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University. Since founding Rick’s Cabaret, Mr. Watters has been in the adult entertainment industry. He brings this valuable experience to the Board.

Travis Reese, age 44, became our Director and V.P.-Director of Technology in 1999. From 1997 through 1999, Mr. Reese had been a senior network administrator at St. Vincent’s Hospital in Santa Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was Vice President with Digital Publishing Resources, Inc., an Internet service provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associate’s Degree in Aeronautical Science from Texas State Technical College. In addition to being involved in the adult entertainment industry since 1992, Mr. Reese’s in-depth information technology knowledge is essential to the Board’s oversight of our internet businesses.

Steven L. Jenkins, age 57, has been a Director since June 2001. Since 1988, Mr. Jenkins has been a certified public accountant with Pringle Jenkins & Associates, P.C., located in Houston, Texas. Mr. Jenkins is the President and owner of Pringle Jenkins & Associates, P.C. Mr. Jenkins has a BBA Degree (1979) from Texas A&M University. Mr. Jenkins is a member of the AICPA and the TSCPA. Mr. Jenkins’ impressive accounting background makes him a valuable asset to the Board and the Audit Committee.

Luke Lirot, age 57, became a Director on July 31, 2007. Mr. Lirot received his law degree from the University of San Francisco in 1986. After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters.  Mr. Lirot represents as counsel scores of individuals and entities within our industry. Having practiced in this area for over 25 years, he is aware of virtually every type of legal issue that can arise, making him an important member of the Board.

Nour-Dean Anakar, age 57, became a Director on September 14, 2010. Mr. Anakar has over 20 years of experience in senior positions in the development and management of betting and gaming, sports and entertainment, and hospitality and leisure operations in the United States, Europe, and Latin America. From 1988 until 2000 he held executive management and business development positions with Ladbrokes USA and Ladbrokes South America. In 2001, Mr. Anakar became the managing partner of LCIN LLC and LCIN S.A., San Diego and Buenos Aires based gaming companies, which were contracted by Grupo Codere of Spain to oversee the development of all new technology gaming projects and operations in Latin America. He received his BA in Management Science from Duke University and CHA in Hospitality Management from the Conrad Hilton College at the University of Houston. Mr. Anakar’s experience managing and developing businesses in industries with similar characteristics to ours make him an excellent fit to the Board.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of six persons. The following table sets forth our directors and executive officers:

Name	Age	Position
Eric S. Langan	45	Director and CEO/President
Phillip K. Marshall	64	Chief Financial Officer
Travis Reese	44	Director and V.P.—Director of Technology
Robert L. Watters	63	Director
Steven L. Jenkins	57	Director
Luke Lirot	57	Director
Nour-Dean Anakar	57	Director

Phillip Marshall has served as our Chief Financial Officer since May 2007. He was previously controller of Dorado Exploration, Inc., an oil and gas exploration and production company, from February 2007 to May 2007. He previously served as Chief Financial Officer of CDT Systems, Inc., a publicly held water technology company, from July 2003 to September 2006. In 1972, Mr. Marshall began his public accounting career with the international accounting firm, KMG Main Hurdman. After its merger with Peat Marwick, Mr. Marshall served as an audit partner at KPMG for several years. After leaving KPMG, Mr. Marshall was partner in charge of the audit practice at Jackson & Rhodes in Dallas from 1992 to 2003, where he specialized in small publicly held companies. Mr. Marshall is also a trustee of United Mortgage Trust and United Development Funding IV, publicly held real estate investment trusts.

RELATED TRANSACTIONS

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. We currently have four independent directors, Steven Jenkins, Nour-Dean Anakar, Luke Lirot and Robert Watters. We know of no related transactions for the years ended September 30, 2013 and 2012.

Review, Approval, or Ratification of Transactions

Currently, we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Our Board of Directors will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our stockholders.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

All directors are expected to make every effort to attend meetings of the Board of Directors, meetings of any Board Committees on which such director serves, and annual meetings of stockholders. The Board of Directors held four meetings during the fiscal year ended September 30, 2013.  The Board of Directors also executed five consents to action in lieu of a meeting of the Board of Directors, which were approved unanimously. During the fiscal year ended September 30, 2013, none of our current directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.  Five of our six directors attended the prior year’s annual meeting of stockholders. There is no family relationship between or among any of our directors and executive officers.  We have four directors who meet the definition of “independent director” under the NASDAQ Marketplace rules.

Eric Langan serves as both Chairman of the Board of Directors and Chief Executive Officer.  Of our four independent directors, no director has been designated “lead” independent director.  Accordingly, all four independent directors have an equal role in the leadership of the Board.  We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board and committee level throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board of Directors as a whole considers risks affecting us. To that end, the Board conducts periodic reviews of corporate risk management policies and procedures.  The Board and its committees consider, among other things, the relevant risks to us when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

AUDIT COMMITTEE

We have an Audit Committee whose current members are Steven Jenkins, Nour-Dean Anakar and Luke Lirot.  Mr. Jenkins, Mr. Anakar and Mr. Lirot are independent directors.  The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors.  The Audit Committee meets privately with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm.  Steven L. Jenkins serves as the Audit Committee’s Financial Expert. The Audit Committee held four meetings during the fiscal year ended September 30, 2013.

In May 2000, our Board adopted a Charter for the Audit Committee.   A copy of the Audit Committee Charter can be found on our website at www.ricksinvestor.com.  The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties.  The purpose of the Audit Committee is to conduct continuing oversight of our financial affairs.  The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the SEC, or otherwise provided to the public.  The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct.  A majority of the members of the Audit Committee will be independent.  The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal audit department.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2013. The Audit Committee has discussed with Whitley Penn LLP, our independent registered public accounting firm (“Whitley Penn”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Whitley Penn the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Whitley Penn’s communications with the Audit Committee concerning independence, and has discussed with Whitley Penn the independence of Whitley Penn.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2013. This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Steven L. Jenkins

Luke Lirot

Nour-Dean Anakar

NOMINATING COMMITTEE

We have a Nominating Committee whose current members are Steven Jenkins, Nour-Dean Anakar and Luke Lirot.  In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director.   The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee’s duties.  A majority of the members of the Nominating Committee will be independent.  Pursuant to its Charter, the Committee has the power and authority to consider Board nominees and proposals submitted by our stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority.  A copy of the Nominating Committee’s Charter can be found on our website at www.ricksinvestor.com. The Nominating Committee held one meeting during the fiscal year ended September 30, 2013.

Stockholders who wish to submit a proposal for consideration by the Nominating Committee must comply with Rule 14a-8 of Regulation 14A. For proposal deadlines, see “Future Proposals of Stockholders” below. Stockholder recommendations to the Board of Directors should be sent to 10959 Cutten Road, Houston, Texas 77066, Attn: President. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any current or past relationships between the candidate and Rick’s Cabaret International, Inc., a description of our shares beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person under which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. All candidates, whether proposed by a stockholder or by any other means, will be evaluated based on the criteria established by the Board of Directors.  Minimum criteria for non-employee candidates includes financial experience and “independence” as defined under applicable rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and NASDAQ Listing Rules.  Additional criteria may include:  (a) satisfactory results of any background investigation; (b) experience and expertise; (c) financial resources; (d) time availability; (e) community involvement; (f) diversity of viewpoints, backgrounds, experiences and other demographics, and (g) such other criteria as the Nominating Committee may determine to be relevant.

COMPENSATION COMMITEE

We have a Compensation Committee whose current members are Steven Jenkins, Nour-Dean Anakar and Luke Lirot.  In June 2014, the Compensation Committee unanimously adopted a Charter with regard to the Compensation Committee’s responsibilities, including evaluating, reviewing and determining the compensation of our Chief Executive Officer and other executive officers. Eric S. Langan and Travis Reese are our only directors who are also officers.  A copy of the Compensation Committee’s Charter can be found on our website at www.ricksinvestor.com. The Compensation Committee held two meetings during the fiscal year ended September 30, 2013, and executed one consent to action in lieu of a meeting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (see below) to be included in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report. This report is furnished by the Compensation Committee of our Board of Directors, whose members are:

Steven L. Jenkins

Luke Lirot

Nour-Dean Anakar

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Jenkins, Lirot and Anakar. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

Stockholder Communications

We do not currently have a process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive.  However, we welcome comments and questions from our stockholders.  Stockholders can direct communications to our Chief Executive Officer, Eric Langan at our executive offices, 10959 Cutten Road, Houston, Texas  77066.  While we appreciate all comments from stockholders, we may not be able to individually respond to all communications.  We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time.  Mr. Langan collects and evaluates all stockholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Langan will direct that communication to the appropriate executive officer or director.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing below. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes.  The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2013, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

Overview of Compensation Committee Role and Responsibilities

The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the named executive officers’ compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants.

Compensation Committee Process

The Compensation Committee reviews executive compensation in connection with the evaluation and approval of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy

The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to, (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals.  Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

The Role of Shareholder Say-on-Pay Votes.

At our annual meeting of shareholders held on August 16, 2011, approximately 97.0% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, as disclosed in the proxy statement. Although the advisory shareholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of that vote and future votes, including the say-on-pay proposal included in this proxy statement, when making future compensation decisions for named executive officers.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Equity-Based Awards—Equity Compensation Plans

The Compensation Committee uses equity awards, usually in the form of stock options, primarily to motivate our named executive officers to realize benefits from longer-term strategies that increase stockholder value, and to promote commitment and retention. Equity awards vest upon the achievement of performance criteria that the Company believes are critical to its long-term success.

The Compensation Committee believes that stock options are an important form of long-term incentive compensation because they align the executive officer’s interests with the interests of stockholders, since the options have value only if our stock price increases over time. From time to time, the Compensation Committee may consider circumstances that warrant the grant of full value awards such as restricted stock units. Examples of these circumstances include, among others, attracting a new executive to the team; recognizing a promotion to the executive team; retention; and rewarding outstanding long-term contributions.

Our equity grant practices require that stock options and other equity compensation have prices determined based on at least the fair market value on the date of grant.  The fair market value of our stock option awards has historically been the NASDAQ closing price on the date of grant.

Retirement Savings Plan

The Company maintains a retirement savings plan for the benefit of our executives and employees. Our Simple IRA Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (the “Code”). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our Simple IRA Plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. We make certain matching contributions to the Simple IRA Plan.

Perquisites and Other Personal Benefits

The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits except for an auto for each executive’s business use.

Summary Compensation Table

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2013, 2012 and 2011 of certain executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)	(i)		(j)
Eric S.	2013	764,423	-0-		-0-	249,387	(1)	-0-	-0-	99,859	(1)	1,113,669
Langan,	2012	623,077	-0-		-0-	83,129	(1)	-0-	-0-	72,683	(1)	778,889
President/	2011	600,000	-0-		-0-	-0-		-0-	-0-	53,729	(1)	653,729
CEO

Phillip	2013	223,813	-0-		-0-	44,267	(2)	-0-	-0-	28,145	(2)	296,225
Marshall,	2012	215,000	10,000	(4)	-0-	14,896	(2)	-0-	-0-	30,615	(2)	270,511
CFO	2011	204,615	30,000	(4)	-0-	-0-		-0-	-0-	27,426	(2)	262,041

Travis	2013	231,538	-0-		-0-	56,304	(3)	-0-	-0-	18,193	(3)	306,035
Reese,	2012	204,615	-0-		-0-	18,808	(3)	-0-	-0-	27,862	(3)	251,285
Executive	2011	200,000	-0-		-0-	-0-		-0-	-0-	37,969	(3)	237,969
Vice President

1	Mr. Langan received 155,000 options to purchase shares of our common stock at an exercise price of $10.25 on September 30, 2010. Mr. Langan received 215,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 155,000 were replacement of the September 30, 2010 options. Mr. Langan received 10,000 options to purchase shares of our common stock at an exercise price of $8.78 on June 27, 2012. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Langan and his family also received the use of certain automobiles in each year.
2	Mr. Marshall received 20,000 options to purchase shares of our common stock at an exercise price of $9.40 as a performance bonus in August 2007. Mr. Marshall received 20,000 options to purchase shares of our common stock at an exercise price of $10.25 on September 30, 2010. Mr. Marshall received 40,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 20,000 were replacement of the September 30, 2010 options. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Marshall and his family also received the use of certain automobiles in each year.
3	Mr. Reese received 5,000 options to purchase shares of our common stock at an exercise price of $8.75 in July 2009. Mr. Reese received 25,000 options to purchase shares of our common stock at an exercise price of $10.25 on September 30, 2010. Mr. Reese received 40,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 25,000 were replacement of the September 30, 2010 options. Mr. Reese received 10,000 options to purchase shares of our common stock at an exercise price of $8.78 on June 27, 2012. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Reese also received the use of an automobile in each year.
4	Mr. Marshall received a bonus of $10,000 in 2012 and $30,000 in 2011 for outstanding performance.

2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the 2012 annual option incentive programs and performance-based awards. No non-equity incentive plan awards were made in 2012 for officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Threshold #(1)	Target #(1)	Maximum #(1)
Eric Langan	6/27/2012	10,000	10,000	10,000
Eric Langan	7/2/2012	215,000	215,000	215,000
Phillip Marshall	7/2/2012	40,000	40,000	40,000
Travis Reese	6/27/2012	10,000	10,000	10,000
Travis Reese	7/2/2012	40,000	40,000	40,000

(1)  The stock option awards described in this chart were granted pursuant to the Company’s 2010 Stock Option Plan.  In this case, the named executives were not required to reach any specific performance level to receive these awards.  Rather, the Compensation Committee granted these awards to reward overall outstanding performance of the named executives during fiscal year 2012.  There were no stock option awards during the 2013 fiscal year.

Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(e)	(g)	(h)	(i)	(j)

Eric S. Langan	10,000	0	0	8.78	6/27/14	0	0	0	0
	215,000	0	0	8.35	7/2/14	0	0	0	0

Phillip Marshall	40,000	0	0	8.35	7/2/14	0	0	0	0

Travis Reese	10,000	0	0	8.78	6/27/14	0	0	0	0
	40,000	0	0	8.35	7/2/14	0	0	0	0

OPTION EXERCISES

One of the named executive officers exercised stock options in 2011.

	Option Awards
	Number of
	Shares
	Acquired	Value Realized
Name	on Exercise	on Exercise
Travis Reese	5,000	$14,415

DIRECTOR COMPENSATION

We have not paid any cash directors' fees until 2013 when we paid $15,000 to each of the non-executive directors.  We pay the expenses of our directors in attending board meetings. In August 2011, we issued 7,500 stock options to each Director who is not a member of management. These options became exercisable in August 2012, had a strike price of $7.15 per share and expired in August 2013.  These options were not exercised. In September 2010, we issued 10,000 stock options to each Director who is not a member of management and 5,000 shares to each Director who is a member of management. These options became exercisable in September 2010, had a strike price of $10.25 per share with an expiration date in September 2012. These options were exchanged on July 2, 2012, for an equal number of options, with a strike price of $8.35 per share, which become exercisable in July 2013 and expire in July 2014. Each non-executive Director also received 20,000 options on June 27, 2012 and each executive director also received 10,000 options. These options become exercisable in June 2013, have a strike price of $8.78 per share and expire in June 2014. Following is a schedule of the value of the options issued in the year ended September 30, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert Watters	15,000	-0-	$35,140	-0-	-0-	-0-	$50,140
Nourdean Anakar	15,000	-0-	$35,140	-0-	-0-	-0-	$50,140
Steve Jenkins	15,000	-0-	$35,140	-0-	-0-	-0-	$50,140
Luke Lirot	15,000	-0-	$35,140	-0-	-0-	-0-	$50,140
Eric Langan	-0-	-0-	$17,570	-0-	-0-	-0-	$17,570
Travis Reese	-0-	-0-	$17,570	-0-	-0-	-0-	$17,570

EMPLOYMENT AGREEMENTS

On July 23, 2012, we entered into a new Employment Agreement with our Chief Executive Officer and President, Eric Langan. His previous employment agreement expired on April 1, 2012. The new agreement has a term of three years and provides for an annual base salary of $750,000 for the first year of the term and an annual base salary of $825,000 for the second and third year of the term. Under the terms of the agreement, Mr. Langan is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

On July 23, 2012, we entered into a new Employment Agreement with Travis Reese, our Executive V.P. and Chief Technology Officer. He previously served under the title “Executive V.P. and Director of Technology.” His previous employment agreement expired on February 1, 2012. The new agreement has a term of two years and provides for an annual base salary of $230,000 for the first year of the term and an annual base salary of $240,000 for the second year of the term. Under the terms of the agreement, Mr. Reese is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

On June 27, 2013, we entered into an Employment Agreement with Phillip K. Marshall to serve as our Chief Financial Officer. Mr. Marshall’s Employment Agreement extends through May 30, 2016, and provides for an annual base salary of $245,000 for the first year, 250,000 for the second year and $255,000 for the third year. Under the terms of his Employment Agreement, Mr. Marshall is bound to a confidentiality provision and cannot compete with us upon the expiration of his Employment Agreement.

The employment agreements of Messrs. Langan, Reese and Marshall each provide that, in the event we terminate such employee without cause or such employee terminates his employment because we reduce or fail to pay his compensation or materially change his responsibilities, such employee is entitled to receive in one lump sum payment the full remaining amount under the term of his employment agreement to which he would have been entitled had his agreement not been terminated.

We have not established long-term incentive plans or defined benefit or actuarial plans.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. We have adopted stock option plans (the “Plans”) for employees and directors. The purpose of the Plans is to further the interests of the Company, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. The Plans also assist us and our subsidiaries in attracting and retaining key employees and directors. The Plans are administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

In August 1999, we adopted the 1999 Stock Option Plan (the “1999 Plan”) with 500,000 shares authorized to be granted and sold under the 1999 Plan. In August 2004, shareholders approved an Amendment to the 1999 Plan (the “Amendment”) which increased the total number of shares authorized to 1 million. In July 2007, shareholders approved an Amendment to the 1999 Plan (the “Amendment”), which increased the total number of shares authorized to 1.5 million. The 1999 Plan was terminated by law in July 2009. Our Board of Directors approved the 2010 Stock Option Plan on September 30, 2010. The 2010 Plan was approved by the shareholders of the Company for adoption at the 2011 Annual Meeting of Shareholders. As of September 30, 2013, there are 765,000 stock options outstanding.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 11, 2014, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days by the exercise of options or warrants.  These shares, however, are not counted in computing the percentage ownership of any other person.  As of June 11, 2014, there were 10,037,057 shares of common stock outstanding.

Name/Address	Number of shares		Title of class	Percent of Class
Eric S. Langan 10959 Cutten Road Houston, Texas 77066	1,302,397	(1)	Common stock	12.69%
Phillip K. Marshall 10959 Cutten Road Houston, Texas 77066	11,130		Common stock	0.11%
Robert L. Watters 315 Bourbon Street New Orleans, Louisiana 70130	0		Common stock	0.00%
Steven L. Jenkins 16815 Royal Crest Drive Suite 160 Houston, Texas 77058	0		Common stock	0.00%
Travis Reese 10959 Cutten Road Houston, Texas 77066	11,330		Common stock	0.11%
Nour-dean Anakar 3978 Sorrento Valley Drive, #100 San Diego, California 92121	0		Common stock	0.00%
Luke Lirot 2240 Belleair Road, Suite 190 Clearwater, FL 33764	0		Common stock	0.00%
All of our directors and executive officers as a group of 7 persons	1,324,857		Common stock	12.91%

(1)	Includes (i) 641,977 shares of common stock held directly by Mr. Langan, (ii) options held directly by him that are presently exercisable into up to 225,000 shares of common stock, and (iii) 435,420 shares of common stock that he beneficially owns indirectly through E. S. Langan, L.P. Mr. Langan is the general partner of E. S. Langan, L.P.

We are not aware of any arrangements that could result in a change in control of the company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2013, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2013, with the exception of four members of our Board of Directors, including Anakar Nour-Dean, Luke Lirot, Stephen Jenkins and Robert Watters, who each were late in the filing of a Form 4.

PROPOSAL 2
TO AMEND THE COMPANY’S CERTIFICATE OF FORMATION TO CHANGE THE NAME OF THE COMPANY TO RCI HOSPITALITY HOLDINGS, INC.

We seek stockholder approval to amend our certificate of formation (articles of incorporation1) to change our name from Rick’s Cabaret International, Inc. to RCI Hospitality Holdings, Inc. The primary reasons for the proposed name change are to clarify our identity and to reflect the fact that we have evolved into a substantially larger, more diverse enterprise.

At our inception in 1994, our operations consisted of a single adult cabaret in Houston, Texas named “Rick’s Cabaret.” Since that time, we have transformed ourselves into a hospitality holding company that, through our subsidiaries, currently owns and operates a total of forty-three establishments under multiple brands throughout the nation. Adult gentlemen’s clubs in New York City, Los Angeles, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis, Indianapolis and other cities operate under brand names such as “Rick's Cabaret,” “XTC,” “Club Onyx,” “Vivid Cabaret,” “Jaguars” and “Tootsie’s Cabaret,” and sports bar/restaurants operate under brand names that include “Bombshells.” We believe that a new name for the holding company of these establishments will better describe our corporate identity and reflect the diversity of our hospitality brands.

Individual establishments, including without limitation establishments using the name “Rick’s Cabaret,” will retain their current names under this proposal, and will continue to benefit from the brand equity that has been built over the years in those names. Additionally, we have decided to retain the ticker symbol “RICK” for our stock exchange listing, but may determine to change the symbol at a later date if we believe such a change is in the best interest of our stockholders.

We believe that the proposed new name embraces important qualities that are important to our success now and in the future.

A copy of the proposed amendment to our certificate of formation is attached as Exhibit A to this proxy statement.

1 Our governing formation document was originally filed as “articles of incorporation” in 1994, but under the Texas Business Organizations Code (“BOC”) enacted in 2003, a formation document is now referred to as a “certificate of formation.” Under the BOC, “articles of incorporation” is legally synonymous to a “certificate of formation.”

The Board of Directors unanimously recommends a vote FOR the amendment to our certificate of formation to change our name.

PROPOSAL 3
TO RATIFY THE SELECTION OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013

The Board of Directors has selected Whitley Penn LLP as our independent registered public accounting firm for the current fiscal year.  Although not required by law or otherwise, the selection is being submitted to our stockholders as a matter of corporate policy for their approval.  The Board of Directors wishes to obtain from the stockholders a ratification of their action in appointing their existing independent registered public accounting firm, Whitley Penn LLP for the fiscal year ending September 30, 2013.  Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Whitley Penn LLP as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select another independent registered public accounting firm for the fiscal year ending September 30, 2013.  A representative of Whitley Penn LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.  The Board of Directors unanimously recommends a vote FOR the ratification of Whitley Penn LLP as our independent registered public accounting firm for fiscal year ending September 30, 2013.

The following table sets forth the aggregate fees paid or accrued for professional services and the aggregate fees paid or accrued for audit-related services and all other services rendered by Whitley Penn LLP for the audit of our annual financial statements for fiscal years 2013, 2012 and 2011.

	2013	2012	2011
(in thousands)
Audit fees	$295	$266	$261
Audit-related fees	-	120	-
Tax fees	78	63	67
All other fees	-	-	-

Total	$373	$449	$328

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes acquisition audits, internal control reviews and accounting consultation.

The category of “Tax fees” includes consultation related to corporate development activities.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Whitley Penn LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

All of the work expended by Whitley Penn LLP described above was attributed to work performed by Whitley Penn LLP’s full-time, permanent employees.

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Rule 14a-21 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) provides that not less than once every three years, all companies subject to the Exchange Act must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies.  We are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to Rick’s Cabaret International, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

At our 2011 Annual Meeting of Stockholders, the last meeting where we included a say-on-pay proposal, stockholders approved the executive compensation resolution. Also at that meeting, stockholders voted, on an advisory basis, to hold say-on-pay votes every three years. The next stockholder advisory vote on the frequency of say-on-pay votes will occur at our Annual Meeting held in 2017.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

The Board of Directors Recommends a vote FOR the resolution to approve the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 5
OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be acted upon at next year’s Annual Meeting of Stockholders must present the proposal to us at our principal executive offices by February 27, 2015 for the proposal to be eligible for inclusion in our proxy statement. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2015 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year’s Annual Meeting.

MISCELLANEOUS

Only one Notice of Internet Availability of Proxy Materials (the “Notice”) is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice to any stockholder at a shared address to which a single copy of the Notice was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of the Notice or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (281) 397-6730 or by mail to our address at 10959 Cutten Road, Houston, Texas 77066, Attn: President.  In addition, stockholders sharing an address can request delivery of a single copy of proxy materials and/or notices if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

June 27, 2014

HOUSTON, TEXAS

Exhibit A

Form 424 (Revised 05/11)	Certificate of Amendment	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709
Filing Fee: See instructions

Entity Information
The name of the filing entity is:
Rick’s Cabaret International, Inc.
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	0133614700

The date of formation of the entity is:	December 9, 1994

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

RCI Hospitality Holdings, Inc.
The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:

By:

Signature of authorized person

Printed or typed name of authorized person (see instructions)

*RICK'S CABARET INTERNATIONAL, INC.*
*ATTN: TIM WINATA*
*10959 CUTTEN ROAD*
*HOUSTON, TX 77066*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors **Nominees** | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

01 Eric S. Langan 02 Robert L. Watters 03 Steven L. Jenkins 04 Nour-Dean Anakar 05 Travis Reese
06 Luke Lirot

**The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 2 | PROPOSAL TO AMEND THE CERTIFICATE OF FORMATION TO CHANGE THE NAME OF THE COMPANY TO RCI HOSPITALITY HOLDINGS, INC. | ☐ | ☐ | ☐ |
| 3 | PROPOSAL TO RATIFY THE SELECTION OF WHITLEY PENN LLP AS THE COMPANYS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2014. | ☐ | ☐ | ☐ |
| 4 | PROPOSAL TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:RESOLVED, THAT THE COMPENSATION PAID TO RICKS CABARET INTERNATIONAL, INC.S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION SK, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED. | ☐ | ☐ | ☐ |
| 5 | IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000216367_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Annual Report, Stockholder Letter is/are available at www.proxyvote.com .

**RICK'S CABARET INTERNATIONAL, INC.**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING OF STOCKHOLDERS**
**TO BE HELD ON AUGUST 6, 2014**

The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Rick's Cabaret International, Inc. held of record by the undersigned on June 11, 2014, at the Annual Meeting of Stockholders to be held on August 6, 2014, at 10:00 AM (Central Time) at 15000 Airport Freeway, Fort Worth, Texas 76155 (at Rick's DFW), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

**WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE AMENDMENT IN NUMBER 2, FOR THE RATIFICATION IN NUMBER 3, FOR APPROVAL OF THE RESOLUTION IN NUMBER 4, AND FOR THE APPROVAL IN NUMBER 5.**

**Continued and to be signed on reverse side**

0000216367_2 R1.0.0.51160

From:	Eric S. Langan
President and CEO
To:	Stockholders in Rick’s Cabaret International, Inc.

Dear Fellow Stockholders:

Over the last 18 months, we have created a larger, stronger, more diverse hospitality company.

For the fiscal year ended September 30, 2013, total revenues increased 17.8% year over year, to $112.2 million; income from operations grew 33.9%, to $22.1 million; net income rose 21.3%, to $9.1 million; and diluted net income per share expanded 23.1%, to $0.96.

This was our fourth consecutive year of double-digit revenue growth. Revenues benefitted from a full year of adult clubs purchased in 2012, primarily as a result of our successful Jaguars acquisition; growth from many existing clubs, in particular, XTC Austin and Rick’s Cabarets in Dallas, Fort Worth and Minnesota; and the launch of our restaurant division, highlighted by our Bombshells sports bar/restaurant brand.

Double-digit revenue growth continued in the first half of Fiscal 2014 ended March 31, 2014. Total revenues increased 11.5% compared to the year ago period, to $62.3 million; income from operations improved 8.2%, to $13.1 million; net income rose 13.6%, to $6.1 million; and diluted net income per share expanded 10.7%, to $0.62.

The second quarter of Fiscal 2014 was stronger than the first, with total revenues of $32.9 million, up 14.4% from the year ago second quarter; income from operations of $7.5 million, up 20.9%; net income of $3.7 million, up 35.6%; and diluted net income per share of $0.37, up 27.6%.

Results primarily reflect the successful second quarter launch of Vivid Cabaret New York, our second adult club in Manhattan, and a second Bombshells sports bar/restaurant chain in Texas, as well as growth from many of our existing clubs. This was partially offset by bad weather, in particular in Texas, and pre-opening costs associated with the new clubs and restaurants.

For the balance of Fiscal 2014, we will continue to focus on our core strategies:

•	Opening or acquiring new clubs: We have a very active acquisition program and are looking forward to opening a Rick’s Cabaret in Odessa, TX.

•	Developing sports/bar restaurants: Our plans are to have 10 units open or in active development by the end of calendar year 2014, focusing on the Bombshells concept.

•	Unlocking the value of our real estate: This involves establishing a Real Estate Investment Trust to purchase our real estate, the proceeds from which would enable us to reduce debt and finance growth.

•	Returning capital to shareholders: With our higher level of profitability, the Board of Directors has increased our share buyback authorization to $10 million and is exploring whether to pay a dividend.

As part of becoming a larger, more diverse company, with multiple brands, club and restaurant formats, we are asking for stockholder approval to change the name of the Company to RCI Hospitality Holdings, Inc. Please see Proposal 2 for more details.

In closing, we want to thank our management, staff and the entertainers who make our clubs and restaurants the best in their class. We also want to thank our stockholders for their continued support. You make it possible for us to grow, move forward and create value.

Sincerely,

Eric S. Langan